Exhibit 99.1

MasterBrand Reports First Quarter 2023 Financial Results

●	Net sales decreased 12.9% year-over-year to $676.7 million

●	Net income was $35.0 million compared to $46.9 million in the prior year quarter

●	Adjusted EBITDA* increased 0.9% year-over-year to $81.5 million

●	Operating cash flow was $62.1 million with free cash flow* of $59.2 million

●	Raises 2023 financial outlook

●	Announces new $50 million share repurchase program

JASPER, Ind.--(BUSINESS WIRE)--May 9, 2023-- MasterBrand, Inc. (NYSE: MBC, the “Company”, or “MasterBrand”), the largest residential cabinet manufacturer in North America, today announced first quarter 2023 financial results.

“We delivered stronger than expected sales in the first quarter, as we benefited from more resilient demand across our customers servicing the new construction end market. This top-line performance, along with the flexibility of our manufacturing network and further progress on our three strategic initiatives helped us expand our adjusted EBITDA margin year-over-year, despite overall softer end market demand,” said Dave Banyard, President and Chief Executive Officer.

“Our strong free cash flow generation in this environment has given management and our Board of Directors confidence in our ability to begin returning value directly to shareholders. Accordingly, I am pleased to announce that our Board of Directors has approved a new share repurchase program allowing the Company to purchase up to $50 million of its outstanding common shares.”

First Quarter 2023

Net sales were $676.7 million, compared to $777.1 million in the first quarter of 2022, a decrease of 12.9%. Gross profit was $204.6 million, compared to $211.0 million in the comparable period of the prior year. Gross profit margin expanded 300 basis points to 30.2%, compared to 27.2% in the first quarter of 2022.

Net income was $35.0 million, compared to $46.9 million in the first quarter of 2022, primarily due to higher interest expense of $17.4 million, related to bank debt issued in December 2022 at the time of our separation from Fortune Brands Home and Security. Diluted net income per share was $0.27, compared to pro forma diluted net income per share of $0.37 in the comparable period of the prior year.

Adjusted EBITDA* was $81.5 million, compared to $80.8 million in the first quarter of 2022. Adjusted EBITDA* margin expanded 160 basis points to 12.0%, compared to 10.4% in the comparable period of the prior year.

Balance Sheet and Cash Flow

As of March 26, 2023, the Company had $116.3 million in cash and $300 million of availability under its revolving credit facility. Net debt* was $823.3 million and net debt to adjusted EBITDA* was 2.0x.

Operating cash flow was $62.1 million, compared to $(2.9) million in the first quarter of last year. Free cash flow* was $59.2 million, compared to $(13.9) million in the same period of the prior year.

*	See “Non-GAAP Financial Measures” and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

2023 Financial Outlook

For full year 2023, the Company expects:

●	Net sales year-over-year decline of mid teens, based on market declines of low teens

●	Adjusted EBITDA* in the range of $315 million to $345 million, with related adjusted EBITDA* margins of roughly 11.5 to 12.5 percent

The Company is increasing the midpoint of full-year adjusted EBITDA* outlook by $10 million following stronger than expected performance in the first quarter of 2023. Net sales outlook remains unchanged for the full year as the Company continues to expect softer end markets in 2023.

“We delivered stronger than anticipated financial performance in the first quarter of 2023,” said Andi Simon, Executive Vice President and Chief Financial Officer. “While the macroeconomic environment remains dynamic, we feel confident in our ability to consistently execute and deliver solid margin performance in any market condition. Coupled with the benefits from prior actions taken in 2022, we are raising our full-year adjusted EBITDA outlook for 2023. We believe we will be able to deliver this strong near-term performance while still investing in the business for long-term growth.”

Share Repurchase Program

Masterbrand’s Board of Directors approved a new share repurchase program with authorization to purchase up to $50 million of shares of the Company’s common stock. Purchases may be made at management’s discretion from time to time through the open market or privately negotiated transactions, in accordance with applicable securities laws and other restrictions. The newly announced share repurchase authorization does not obligate the Company to purchase any dollar amount or number of shares of common stock. This authorization is in effect until April 23, 2025, and may be suspended or discontinued at any time.

Conference Call Details

The Company will hold a live conference call and webcast at 4:30 p.m. ET today, May 9, 2023, to discuss the financial results and business outlook. Telephone access to the live call will be available at (877) 407-4019 (U.S.) or by dialing (201) 689-8337 (international). The live audio webcast can be accessed on the “Investors” section of the MasterBrand website www.masterbrand.com.

A telephone replay will be available approximately one hour following completion of the call through May 23, 2023. To access the replay, please dial 877-660-6853 (U.S.) or 201-612-7415 (international). The replay passcode is 13737805. An archived webcast of the conference call will also be available on the “Investors” page of the company’s website.

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) in this earnings release, certain non-GAAP financial measures as defined under SEC rules have been included. It is our intent to provide non-GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP. Our methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures may not be comparable to measures used by other companies.

*	See “Non-GAAP Financial Measures” and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

We use EBITDA, adjusted EBITDA, adjusted EBITDA margin, incremental or decremental adjusted EBITDA margin, adjusted diluted earnings per share, free cash flow, and net debt, which are all non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We evaluate the performance of our business based on income before income taxes, but also look to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations. For that reason, we believe EBITDA is a useful metric to investors in evaluating our operating results. Adjusted EBITDA is calculated by removing the impact of non-operational results and special items from EBITDA. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales. Incremental or decremental adjusted EBITDA margin is calculated as the period-over-period dollar change in adjusted EBITDA divided by the period-over-period dollar change in net sales. Adjusted diluted earnings per share is a measure of our diluted earnings per share excluding non-operational results and special items. These non-GAAP measures are useful to investors as they are representative of our core operations and are used in the management of our business, including decisions concerning the allocation of resources and assessment of performance.

Free cash flow is defined as cash flow from operations less capital expenditures. We believe that free cash flow is a useful measure to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of our business strategy, and is used in the management of our business, including decisions concerning the allocation of resources and assessment of performance. Net debt is defined as total balance sheet debt less cash and cash equivalents. We believe this measure is useful to investors as it provides a measure to compare debt less cash and cash equivalents across periods on a consistent basis.

As required by SEC rules, see the financial statement section of this earnings release for detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure. We have not provided a reconciliation of our fiscal 2023 adjusted EBITDA guidance because at this time we cannot reasonably predict or quantify many of the adjustments that will ultimately constitute the primary differences between our fiscal 2023 adjusted EBITDA on the one hand and our fiscal 2023 EBITDA and GAAP net income on the other. Accordingly, a reconciliation of such measure is not available without unreasonable effort.

About MasterBrand:

MasterBrand, Inc. (NYSE: MBC) is the largest manufacturer of residential cabinets in North America and offers a comprehensive portfolio of leading residential cabinetry products for the kitchen, bathroom and other parts of the home. MasterBrand products are available in a wide variety of designs, finishes and styles and span the most attractive categories of the cabinets market: stock, semi-custom and premium cabinetry. These products are delivered through an industry-leading distribution network of over 4,500 dealers, major retailers and builders. MasterBrand employs over 13,600 associates across more than 20 manufacturing facilities and offices. Additional information can be found at http://www.masterbrand.com.

*	See “Non-GAAP Financial Measures” and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

Forward Looking Statements:

This Press Release contains “forward-looking statements” regarding business strategies, market potential, future financial performance, and other matters. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in our Form 10-K and other filings with the SEC.

The forward-looking statements included in this document are made as of the date of this Press Release and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this Press Release.

Some of the important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements include:

◦	Our ability to develop and expand our business;
◦	Our anticipated financial resources and capital spending;
◦	Our ability to manage costs;
◦	The impact of our dependence on third parties with respect to sourcing our raw materials;
◦	Our ability to accurately price our products;
◦	Our anticipated future revenues and expectations of operational performance;
◦	The effects of competition and consolidation of competitors in our industry;
◦	Costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws;
◦	The effect of climate change and unpredictable seasonal and weather factors;
◦	Failure to realize the anticipated benefits of the separation from Fortune Brands;
◦	Conditions in the housing market in the United States and Canada;
◦	The expected strength of our existing customers and consumers;
◦	Worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis;
◦	Unfavorable or unexpected effects of the distribution and separation from Fortune Brands;
◦	The effects of the COVID-19 pandemic or another public health crisis or other unexpected event; and
◦	Other statements contained in this Press Release regarding items that are not historical facts or that involve predictions.

Investor Relations:

Investorrelations@masterbrand.com

Media Contact:

Media@masterbrand.com

Source: MasterBrand, Inc.

*	See “Non-GAAP Financial Measures” and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	13 Weeks Ended
(U.S. Dollars presented in millions, except per share amounts)	March 26, 2023	March 27, 2022
NET SALES	$676.7	$777.1
Cost of products sold	472.1	566.1
GROSS PROFIT	204.6	211.0
Gross Profit Margin	30.2%	27.2%
Selling, general and administrative expenses	135.3	145.1
Amortization of intangible assets	4.0	4.4
Restructuring adjustments	(0.4)	—
OPERATING INCOME	65.7	61.5
Related party interest income, net	—	(1.1)
Interest expense	17.4	—
Other expense, net	0.4	0.9
INCOME BEFORE TAXES	47.9	61.7
Income tax expense	12.9	14.8
NET INCOME	$35.0	$46.9
Average Number of Shares of Common Stock Outstanding
Basic	128.2	128.0
Diluted	129.5	128.0
Earnings Per Common Share
Basic	$0.27	$0.37
Diluted	$0.27	$0.37

*	See “Non-GAAP Financial Measures” and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

SUPPLEMENTAL INFORMATION

(Unaudited)

	13 Weeks Ended
	March 26,	March 27,
(In millions, except per share amounts and percentages)	2023	2022
1. Reconciliation of Net Income to EBITDA to ADJUSTED EBITDA
Net income (GAAP)	$35.0	$46.9
Related party interest income, net	—	(1.1)
Interest expense	17.4	—
Income tax expense	12.9	14.8
Depreciation expense	11.3	10.8
Amortization expense	4.0	4.4
EBITDA (Non-GAAP Measure)	$80.6	$75.8
[1] Net cost savings as standalone company	—	5.0
[2] Separation costs	1.6	—
[3] Restructuring adjustments	(0.4)	—
[4] Restructuring-related adjustments	(0.3)	—
Adjusted EBITDA (Non-GAAP Measure)	$81.5	$80.8

2. Reconciliation of Net Income to Adjusted Net Income
Net Income (GAAP)	$35.0	$46.9
[1] Net cost savings as standalone company	—	5.0
[2] Separation costs	1.6	—
[3] Restructuring adjustments	(0.4)	—
[4] Restructuring-related adjustments	(0.3)	—
[5] Income tax impact of adjustments	(0.2)	(1.2)
Adjusted Net Income (Non-GAAP Measure)	$35.7	$50.7

3. Earnings per Share Summary
Diluted EPS (GAAP)	$0.27	$0.37
Impact of adjustments	$0.01	$0.03
Adjusted Diluted EPS (Non-GAAP Measure)	$0.28	$0.40

Weighted average diluted shares outstanding	129.5	128.0

4. Profit Margins
Net Sales	$676.7	$777.1
Gross Profit	$204.6	$211.0
Gross Profit Margin %	30.2%	27.2%
Adjusted EBITDA Margin %	12.0%	10.4%

TICK LEGEND:

[1] Prior to the separation from Fortune Brands in Q4 2022, our historical consolidated financial statements included expense allocations for certain corporate functions performed on our behalf by Fortune Brands, including information technology, finance, executive, human resources, supply chain, internal audit and legal services. As a standalone public company, we expect that the costs we incur on a standalone basis for such expenses previously allocated to us by Fortune Brands and new costs relating to our public company reporting and compliance obligations will be less than the expense allocations from Fortune Brands within our historical financial statements.

The costs of MasterBrand we plan to incur are based on our expected organizational structure and expected cost structure as a standalone company. In order to determine the impact of the synergies and dissynergies, MasterBrand prepared a detailed assessment of personnel costs based on the estimated resources and associated costs required as a baseline to stand up MasterBrand as a standalone company.

In addition to personnel costs, estimated nonpersonnel third party support costs in each function were considered, which included business support functions and corporate overhead charges previously shared with Fortune Brands. Estimated non personnel third party support costs were determined by estimating third party spend in each function, and include the costs associated with outside services supporting information technology, finance, executive, human resources, supply chain, internal audit and legal services. This process was used by all functions resulting in expected net cost savings when compared to the corporate allocations from Fortune Brands included in the historical financial statements.

[2] Separation costs represent one-time costs incurred directly by MasterBrand related to the separation from Fortune Brands.

[3] Restructuring adjustments are recoveries of previously recorded restructuring charges during the thirteen week period ended March 26, 2023, mainly due to changes in estimate of accruals recorded in prior periods. The restructuring charges recorded in prior periods consist mainly of workforce reduction costs.

[4] Restructuring-related adjustments are recoveries of previously recorded restructuring-related charges during the thirteen week period ended March 26, 2023, mainly due to changes in estimate of accruals recorded in prior periods. Restructuring-related charges are directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation expense, write off of displays from exiting a customer relationship and the losses on the sale of closed facilities.

[5] In order to calculate Adjusted Net Income, each of the items described in Items [1] - [4] above were tax effected based upon the effective tax rates for the respective periods. The effective tax rate was calculated by dividing income tax expense by income before taxes for the respective periods.

	13 Weeks Ended
	March 26,	March 27,
	2023	2022
Income taxes (a)	$12.9	$14.8
Income before taxes (b)	47.9	61.7
Effective income tax rate (a)/(b)	26.9%	24.0%

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 26,		March 27,
(In millions)	2023		2022
ASSETS
Current assets
Cash and cash equivalents	$116.3		$138.9
Accounts receivable, net	278.3		324.5
Inventories	349.6		337.5
Other current assets	66.4		69.6
TOTAL CURRENT ASSETS	810.6		870.5
Property, plant and equipment, net	344.0		339.5
Operating lease right-of-use assets, net	62.8		58.2
Goodwill	923.8		927.0
Other intangible assets, net	345.3		412.2
Related party receivable	—		444.6
Other assets	21.6		33.7
TOTAL ASSETS	$2,508.1		$3,085.7
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	202.8		218.1
Current portion of long-term debt	22.2		—
Current operating lease liabilities	14.4		13.3
Other current liabilities	149.4		126.1
TOTAL CURRENT LIABILITIES	388.8		357.5
Long-term debt	917.4		—
Deferred income taxes	84.4		86.8
Pension and other postretirement plan liabilities	12.2		9.5
Operating lease liabilities	50.6		47.1
Related party payable	—		15.5
Other non-current liabilities	8.3		29.3
TOTAL LIABILITIES	1,461.7		545.7
Stockholders’ equity	1,046.4		2,540.0
TOTAL EQUITY	1,046.4		2,540.0
TOTAL LIABILITIES AND EQUITY	$2,508.1		$3,085.7

Reconciliation of Net Debt
Current portion of long-term debt	$22.2
Long-term debt	917.4
LESS: Cash and cash equivalents	(116.3)
Net Debt	$823.3
Adjusted EBITDA for FY2022	411.4
LESS: Adjusted EBITDA for Q1 2022	(80.8)
PLUS: Adjusted EBITDA for Q1 2023	81.5
Adjusted EBITDA (52 Weeks)	$412.1
Net Debt to Adjusted EBITDA	2.0	x

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	13 Weeks Ended
	March 26,	March 27,
(In millions)	2023	2022
OPERATING ACTIVITIES
Net income	$35.0	$46.9
Non-cash expense (income):
Depreciation	11.3	10.8
Amortization of intangibles	4.0	4.4
Restructuring adjustments, net of cash payments	(10.4)	(0.6)
Amortization of finance fees	0.5	—
Stock-based compensation	4.9	2.7
Changes in operating assets and liabilities:
Accounts receivable	14.1	(18.3)
Inventories	23.3	(32.8)
Other current assets	(2.0)	(8.6)
Accounts payable	(16.9)	14.9
Accrued expenses and other current liabilities	(14.6)	(17.5)
Other items	12.9	(4.8)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	62.1	(2.9)
INVESTING ACTIVITIES
Capital expenditures	(2.9)	(11.0)
Proceeds from the disposition of assets	0.2	—
NET CASH USED IN INVESTING ACTIVITIES	(2.7)	(11.0)
FINANCING ACTIVITIES
Issuance of long-term and short-term debt	40.0	—
Reductions of long-term and short-term debt	(79.6)	—
Related party borrowings	—	727.7
Related party repayments	—	(744.8)
Net contributions from Fortune Brands	—	28.3
Payments of employee taxes withheld from share-based awards	(2.8)	—
Repayment of finance lease facilities	(0.3)	(0.2)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(42.7)	11.0
Effect of foreign exchange rate changes on cash and cash equivalents	(1.5)	0.4
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$15.2	$(2.5)
Cash and cash equivalents at beginning of period	$101.1	$141.4
Cash and cash equivalents at end of period	$116.3	$138.9

Reconciliation of Free Cash Flow
Net cash provided by (used in) operating activities	$62.1	$(2.9)
Less: Capital expenditures	(2.9)	(11.0)
Free cash flow	$59.2	$(13.9)